                       CONSENT OF INDEPENDENT ACCOUNTANTS


ADT Security Services, Inc.
   Profit Sharing and Savings Plan:



We consent to the incorporation by reference in the Registration Statement of ADT Security Services, Inc. Profit Sharing and Savings Plan on Form S-8 (File No. 33-26970) of our report dated June 30, 1998 on our audits of the financial statements and financial statement schedules of ADT Security Systems, Inc. Profit Sharing and Savings Plan as of and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 11-K.




Coopers & Lybrand, L.L.P
Denver, Colorado
June 30, 1998




                                       19